PRDO ANNOUNCES 2Q20 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2020 RESULTS

Second quarter revenue increased 12.5% supported by enrollment growth across both universities

Schaumburg, Ill. (August 6, 2020) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended June 30, 2020.

Second Quarter 2020 Results as Compared to the Prior Year Quarter

Financial Results

•	Revenue increased by 12.5 percent to $176.0 million with both universities contributing to the growth
•	Operating income increased to $37.4 million as compared to $0.2 million
•	Adjusted operating income increased to $41.7 million as compared to $32.8 million*
•	Earnings per diluted share of $0.40 compared to loss per diluted share of $0.01
•	Adjusted earnings per diluted share of $0.41 as compared to $0.34*
•	Ended the quarter with $345.8 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

Enrollment Metrics

•

Total student enrollments increased 20.1 percent, supported by new student enrollment growth at both universities. CTU’s total student enrollments increased 4.0 percent while AIU’s total student enrollments increased 52.7 percent.

•

New student enrollments increased 45.3 percent with both universities contributing to this growth. CTU experienced an increase of 4.5 percent in new student enrollments while AIU’s new student enrollments increased by 118.8 percent. AIU’s new student enrollments were positively impacted by the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) as well as approximately 50 percent more enrollment days for the quarter.

Year to Date 2020 Results as Compared to the Prior Year to Date

Financial Results

•	Revenue increased by 10.4 percent to $347.0 million with both universities contributing to the growth
•	Operating income increased to $74.7 million as compared to $30.2 million
•	Adjusted operating income increased to $82.5 million as compared to $65.8 million*
•	Earnings per diluted share of $0.80 as compared to $0.34
•	Adjusted earnings per diluted share of $0.82 as compared to $0.69*

Enrollment Metrics

•

New student enrollments increased 21.3 percent with both universities contributing to the growth. New student enrollments increased 10.7 percent within CTU and 36.0 percent within AIU. AIU’s year to date new student enrollments were positively impacted by the Trident acquisition as well as underlying organic growth.

* See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

PRDO ANNOUNCES 2Q20 RESULTS …PG 2

“The health and well-being of our students, employees and communities continue to be our priority and I am extremely proud of our faculty and employees for their dedication and commitment towards educating, serving and supporting our students during these challenging times,” said Todd Nelson, President and Chief Executive Officer. “We are further optimizing our technology, improving our processes and providing the necessary tools and resources to our employees so they can continue to effectively and efficiently serve students even while working remotely. Although the pandemic has not had a material impact on our operating results to date, we continue to monitor the situation. Our balance sheet continues to strengthen, and we are strategically investing in initiatives that further enhance our students’ experiences, retention and academic outcomes while executing against our strategy of sustainable and responsible growth.”

REVENUE

•	For the quarter ended June 30, 2020, total revenue of $176.0 million increased 12.5 percent compared to total revenue of $156.4 million for the prior year quarter.

•	For the year to date ended June 30, 2020, total revenue of $347.0 million increased 10.4 percent compared to total revenue of $314.3 million for the prior year to date.

•	Both universities contributed to the revenue growth which was supported by year to date organic student enrollment growth as well as the Trident acquisition.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU	$100,193	$96,555	3.8%	$203,781	$193,612	5.3%
AIU (1)	75,835	59,873	26.7%	143,231	120,652	18.7%
Total University Group	176,028	156,428	12.5%	347,012	314,264	10.4%
Corporate and Other	7	13	NM	17	30	NM
Total	$176,035	$156,441	12.5%	$347,029	$314,294	10.4%

(1)	AIU’s revenue for the quarter and year to date ended June 30, 2020 includes revenue associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 2Q20 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

As of June 30, 2020, CTU’s and AIU’s total student enrollments increased 4.0 percent and 52.7 percent, respectively, as compared to the prior year. AIU’s total student enrollments were positively impacted by the Trident acquisition.

•

For the quarter ended June 30, 2020, new student enrollments increased 4.5 percent within CTU and 118.8 percent within AIU, in each case as compared to the prior year quarter. AIU’s second quarter new student enrollments were positively impacted by the Trident acquisition as well as 50 percent more enrollment days in the second quarter of 2020 as compared to the prior year quarter.

•

For the year to date ended June 30, 2020, new student enrollments increased 10.7 percent within CTU and 36.0 percent within AIU, in each case as compared to the prior year to date. AIU’s year to date new student enrollments were positively impacted by the Trident acquisition, as well as underlying organic new student enrollment growth.

	As of June 30,
Total Student Enrollments	2020	2019	% Change
CTU	23,300	22,400	4.0%
AIU (1)	16,800	11,000	52.7%
Total	40,100	33,400	20.1%

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
New Student Enrollments	2020	2019	% Change	2020	2019	% Change
CTU	6,100	5,840	4.5%	13,120	11,850	10.7%
AIU (1)	7,110	3,250	118.8%	11,720	8,620	36.0%
Total	13,210	9,090	45.3%	24,840	20,470	21.3%
(1)

AIU’s total student enrollments as of June 30, 2020 and new student enrollments for the quarter and year to date ended June 30, 2020 include enrollments related to the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 2Q20 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended June 30, 2020, operating income increased to $37.4 million compared to $0.2 million for the prior year quarter.

•	For the year to date ended June 30, 2020, operating income increased to $74.7 million compared to $30.2 million for the prior year to date.

•	The prior year quarter and year to date operating income included a $30.0 million expense related to a settlement with the U.S. Federal Trade Commission (“FTC”).

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU (1)	$33,076	$12,113	173.1%	$67,695	$41,804	61.9%
AIU (2)	10,476	(4,217)	348.4%	19,852	4,095	384.8%
Total University Group	43,552	7,896	451.6%	87,547	45,899	90.7%
Corporate and Other (3)	(6,184)	(7,712)	19.8%	(12,876)	(15,744)	18.2%
Total	$37,368	$184	NM	$74,671	$30,155	147.6%
(1)	CTU’s operating income for the quarter and year to date ended June 30, 2019 includes an $18.6 million expense related to the FTC settlement.
(2)

AIU’s operating income for the quarter and year to date ended June 30, 2020 includes results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition. Quarter and year to date ended June 30, 2019 operating income includes an $11.4 million expense related to the FTC settlement.

(3)	The following is a summary of the operating losses related to closed campuses which are included within Corporate and Other for the quarters and years to date ended June 30, 2020 and 2019.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Loss ($ in thousands)	2020	2019	% Change	2020	2019	% Change
Closed Campuses	$(376)	$(1,774)	78.8%	$(1,388)	$(4,586)	69.7%

PRDO ANNOUNCES 2Q20 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended June 30, 2020, adjusted operating income of $41.7 million increased 27.2 percent compared to adjusted operating income of $32.8 million for the prior year quarter.

•	For the year to date ended June 30, 2020, adjusted operating income of $82.5 million increased 25.4 percent compared to adjusted operating income of $65.8 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2020 (4)	2019	2020 (4)	2019
Total Company:
Operating income	$37,368	$184	$74,671	$30,155
Depreciation and amortization	4,151	2,235	6,790	4,468
Asset impairment (1)	-	-	612	-
Lease expenses for vacated space (2)	202	392	419	1,158
Significant legal settlements (3)	-	30,000	-	30,000
Adjusted Operating Income -- Total Company	$41,721	$32,811	$82,492	$65,781

Increase (Decrease)	27.2%		25.4%

(1)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.
(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(3)	Significant legal settlements relate to the FTC matter recorded during 2019.
(4)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 2Q20 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2020, the Company recorded:

•	Net income of $28.2 million compared to net loss of $0.6 million for the prior year quarter.
•	Earnings per diluted share of $0.40 compared to loss per diluted share of $0.01 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.41 compared to adjusted earnings per diluted share of $0.34 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2020, the Company recorded:

•	Net income of $57.3 million compared to net income of $24.2 million for the prior year to date.
•	Earnings per diluted share of $0.80 compared to earnings per diluted share of $0.34 for the prior year to date.
•

Adjusted earnings per diluted share of $0.82 compared to adjusted earnings per diluted share of $0.69 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2020 (7)	2019 (8)	2020 (7)	2019

Reported Earnings Per Diluted Share	$0.40	$(0.01)	$0.80	$0.34

Pre-tax adjustments included in operating expenses:
Amortization (1)	0.02	-	0.02	-
Asset impairment (2)	-	-	0.01	-
Lease expenses for vacated space (3)	-	0.01	0.01	0.02
Significant legal settlements (4)	-	0.41	-	0.41
Total pre-tax adjustments	$0.02	$0.42	$0.04	$0.43
Tax effect of adjustments (5)	(0.01)	(0.02)	(0.02)	(0.03)
Tax effect of change in settlement deductibility (6)	-	(0.05)	-	(0.05)
Total adjustments after tax	0.01	0.35	0.02	0.35
Adjusted Earnings Per Diluted Share	$0.41	$0.34	$0.82	$0.69
(1)	Amortization amounts relate to definite-lived intangible assets associated with the Trident acquisition.
(2)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.
(3)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(4)	Significant legal settlements relate to the FTC matter recorded during 2019.
(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(6)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter of 2019. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million reflected during the fourth quarter of 2019 has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the second and third quarters of 2019. The impact of the non-deductibility was not proportionally reflected in the originally reported adjusted earnings per diluted share for the second and third quarters of 2019 which would have decreased by $0.05 and increased by $0.02, respectively. The second quarter and year to date ended June 30, 2019 now reflect this adjustment. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(7)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(8)

As a result of a reported net loss for the quarter ended June 30, 2019, potential common stock equivalents were excluded from the reported diluted common shares outstanding calculation. The above adjustments resulted in a positive adjusted earnings per diluted share and as a result potential common stock equivalents were added to basic common shares outstanding to determine the dilutive share impact.

PRDO ANNOUNCES 2Q20 RESULTS …PG 7

BALANCE SHEET AND CASH FLOW

•

For the quarter and year to date ended June 30, 2020 net cash provided by operating activities was $60.6 million and $109.4 million, compared to $40.5 million and $53.4 million for the respective prior year periods.

•	As of June 30, 2020 and December 31, 2019, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $345.8 million and $294.2 million, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2020	2019	% Change	2020	2019	% Change
Net cash provided by operating activities	$60,596	$40,469	49.7%	$109,364	$53,414	104.7%
Capital expenditures	$2,424	$929	160.9%	$3,439	$1,408	144.2%

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

The outlook reflects the Company’s expectation of achieving growth in new and total student enrollments at both universities for the full year 2020. Further, for the third quarter of 2020, the Company expects growth in new student enrollments as compared to the prior year quarter for both universities, with the number of AIU’s enrollment days for the third and fourth quarters of 2020 relatively comparable to the respective prior year periods.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Operating Income	$31.0M - $32.0M	$24.3M	$135.0M - $139.0M	$86.5M
Adjusted Operating Income	$35.0M - $36.0M	$34.0M	$151.0M - $155.0M	$134.3M

Earnings Per Diluted Share	$0.33 - $0.34	$0.25	$1.44 - $1.48	$0.97
Adjusted Earnings Per Diluted Share	$0.34 - $0.35	$0.35	$1.48 - $1.52	$1.37

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2020 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no significant operating or financial impacts from the COVID-19 pandemic beyond known costs which have been incorporated in the outlook, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 26% for the third quarter and the full year, and (vii) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q20 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, August 6, 2020 at 5:30 p.m. Eastern time to discuss second quarter and year to date 2020 results and 2020 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities offer students industry-relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Perdoceo institutions can be found at www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions (in particular as these risks and uncertainties may be exacerbated leading up to and following the 2020 U.S. presidential election); the operating impact of the settlements with the U.S. Federal Trade Commission and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising functions to achieve anticipated operating performance; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; the impact of the global COVID-19 pandemic; difficulties with integrating the assets of Trident University International into AIU’s operations; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q20 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Brooks Hamilton or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$91,536	$108,687
Restricted cash	4,000	-
Short-term investments	250,265	185,488
Total cash and cash equivalents, restricted cash and short-term investments	345,801	294,175

Student receivables, net	35,597	55,018
Receivables, other	1,459	1,381
Prepaid expenses	9,843	7,299
Inventories	570	576
Other current assets	791	1,936
Total current assets	394,061	360,385

NON-CURRENT ASSETS:
Property and equipment, net	28,335	26,006
Right of use asset, net	48,854	50,366
Goodwill	118,312	87,356
Intangible assets, net	17,189	7,900
Student receivables, net	1,158	1,244
Deferred income tax assets, net	41,361	60,169
Other assets	5,829	5,720
TOTAL ASSETS	$655,099	$599,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$11,785	$11,784
Accounts payable	11,909	11,533
Accrued expenses:
Payroll and related benefits	16,334	27,616
Advertising and marketing costs	11,289	10,479
Income taxes	1,919	1,376
Other	18,656	16,378
Deferred revenue	38,538	24,647
Total current liabilities	110,430	103,813

NON-CURRENT LIABILITIES:
Lease liability - operating	48,675	52,391
Other liabilities	17,310	11,647
Total non-current liabilities	65,985	64,038

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	863	860
Additional paid-in capital	646,849	639,335
Accumulated other comprehensive income	941	344
Retained earnings	75,344	18,071
Treasury stock	(245,313)	(227,315)
Total stockholders' equity	478,684	431,295
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$655,099	$599,146

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$175,499	99.7%	$155,779	99.6%
Other	536	0.3%	662	0.4%
Total revenue	176,035		156,441
OPERATING EXPENSES:
Educational services and facilities	28,676	16.3%	25,350	16.2%
General and administrative	105,840	60.1%	128,672	82.2%
Depreciation and amortization	4,151	2.4%	2,235	1.4%
Total operating expenses	138,667	78.8%	156,257	99.9%
Operating income	37,368	21.2%	184	0.1%
OTHER INCOME:
Interest income	1,011	0.6%	1,592	1.0%
Interest expense	(43)	0.0%	(40)	0.0%
Miscellaneous income	125	0.1%	45	0.0%
Total other income	1,093	0.6%	1,597	1.0%
PRETAX INCOME	38,461	21.8%	1,781	1.1%
Provision for income taxes	10,272	5.8%	2,302	1.5%

INCOME (LOSS) FROM CONTINUING OPERATIONS	28,189	16.0%	(521)	-0.3%
Loss from discontinued operations, net of tax	(22)	0.0%	(38)	0.0%
NET INCOME (LOSS)	28,167	16.0%	(559)	-0.4%

NET INCOME (LOSS) PER SHARE - BASIC:
Income (loss) from continuing operations	$0.41		$(0.01)
Loss from discontinued operations	-		-
Net income (loss) per share	$0.41		$(0.01)

NET INCOME (LOSS) PER SHARE -DILUTED:
Income (loss) from continuing operations	$0.40		$(0.01)
Loss from discontinued operations	-		-
Net income (loss) per share	$0.40		$(0.01)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,094		70,105
Diluted	70,900		70,105

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
	For the Quarter Ended June 30,
	2020		2019
NET INCOME (LOSS)	$ 28,167		$ (559)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	53		35
Unrealized gain on investments	1,431		371
Total other comprehensive income	1,484		406
COMPREHENSIVE INCOME (LOSS)	$29,651		$(153)

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$345,893	99.7%	$313,007	99.6%
Other	1,136	0.3%	1,287	0.4%
Total revenue	347,029		314,294
OPERATING EXPENSES:
Educational services and facilities	55,587	16.0%	51,677	16.4%
General and administrative	209,369	60.3%	227,994	72.5%
Depreciation and amortization	6,790	2.0%	4,468	1.4%
Asset impairment	612	0.2%	-	0.0%
Total operating expenses	272,358	78.5%	284,139	90.4%
Operating income	74,671	21.5%	30,155	9.6%
OTHER INCOME:
Interest income	2,498	0.7%	3,032	1.0%
Interest expense	(84)	0.0%	(82)	0.0%
Miscellaneous income	112	0.0%	271	0.1%
Total other income	2,526	0.7%	3,221	1.0%
PRETAX INCOME	77,197	22.2%	33,376	10.6%
Provision for income taxes	19,876	5.7%	8,709	2.8%

INCOME FROM CONTINUING OPERATIONS	57,321	16.5%	24,667	7.8%
Loss from discontinued operations, net of tax	(48)	0.0%	(435)	-0.1%
NET INCOME	57,273	16.5%	24,232	7.7%

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.82		$0.35
Loss from discontinued operations	-		-
Net income per share	$0.82		$0.35

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.80		$0.34
Loss from discontinued operations	-		-
Net income per share	$0.80		$0.34

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,467		69,972
Diluted	71,350		71,782

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
	2020		2020
NET INCOME	$57,273		$24,232
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	5		(17)
Unrealized gain on investments	592		770
Total other comprehensive income	597		753
COMPREHENSIVE INCOME	$57,870		$24,985

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,273	$24,232
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	612	-
Depreciation and amortization expense	6,790	4,468
Bad debt expense	25,187	23,141
Compensation expense related to share-based awards	6,503	2,406
Deferred income taxes	19,262	9,213
Changes in operating assets and liabilities	(6,263)	(10,046)
Net cash provided by operating activities	109,364	53,414

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(209,846)	(296,666)
Sales of available-for-sale investments	145,819	265,743
Purchases of property and equipment	(3,439)	(1,408)
Business acquisition	(38,065)	-
Other	-	9
Net cash used in investing activities	(105,531)	(32,322)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,014	180
Purchase of treasury stock	(17,309)	-
Payments of employee tax associated with stock compensation	(689)	(2,562)
Net cash used in financing activities	(16,984)	(2,382)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(13,151)	18,710
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	108,687	32,731
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$95,536	$51,441

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2020	2019
REVENUE:
CTU	$100,193	$96,555
AIU (1)	75,835	59,873
Total University Group	176,028	156,428
Corporate and Other (2)	7	13
Total	$176,035	$156,441

OPERATING INCOME (LOSS):
CTU (3)	$33,076	$12,113
AIU (1) (4)	10,476	(4,217)
Total University Group	43,552	7,896
Corporate and Other (2)	(6,184)	(7,712)
Total	$37,368	$184

OPERATING MARGIN (LOSS):
CTU (3)	33.0%	12.5%
AIU (1) (4)	13.8%	-7.0%
Total University Group	24.7%	5.0%
Corporate and Other (2)	NM	NM
Total	21.2%	0.1%

(1)	AIU’s revenue and operating income for the quarter ended June 30, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)

Corporate and Other includes results of operations for closed campuses. Operating losses related to closed campuses were $0.4 million and $1.8 million for the quarters ended June 30, 2020 and 2019, respectively.

(3)	$18.6 million of expense related to the FTC settlement was recorded within CTU during the quarter ended June 30, 2019.
(4)	$11.4 million of expense related to the FTC settlement was recorded within AIU during the quarter ended June 30, 2019.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2020	2019
REVENUE:
CTU	$203,781	$193,612
AIU (1)	143,231	120,652
Total University Group	347,012	314,264
Corporate and Other (2)	17	30
Total	$347,029	$314,294

OPERATING INCOME (LOSS):
CTU (3)	$67,695	$41,804
AIU (1) (4)	19,852	4,095
Total University Group	87,547	45,899
Corporate and Other (2)	(12,876)	(15,744)
Total	$74,671	$30,155

OPERATING MARGIN (LOSS):
CTU (3)	33.2%	21.6%
AIU (1) (4)	13.9%	3.4%
Total University Group	25.2%	14.6%
Corporate and Other (2)	NM	NM
Total	21.5%	9.6%

(1)	AIU’s revenue and operating income for the year to date ended June 30, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)

Corporate and Other includes results of operations for closed campuses. Operating losses related to closed campuses were $1.4 million and $4.6 million for the years to date ended June 30, 2020 and 2019, respectively.

(3)	$18.6 million of expense related to the FTC settlement was recorded within CTU during the year to date ended June 30, 2019.
(4)	$11.4 million of expense related to the FTC settlement was recorded within AIU during the year to date ended June 30, 2019.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2020 (8)	2019	2020 (8)	2019
Total Company
Operating income	$37,368	$184	$74,671	$30,155
Depreciation and amortization (2)	4,151	2,235	6,790	4,468
Asset impairment (3)	-	-	612	-
Lease expenses for vacated space (4)	202	392	419	1,158
Significant legal settlements (5)	-	30,000	-	30,000
Adjusted Operating Income -- Total Company	$41,721	$32,811	$82,492	$65,781

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020 (8)	2019	2020 (8)	2019
Total Company
Operating income	$31.0M - $32.0M	$24,294	$135.0M - $139.0M	$86,462
Depreciation and amortization (2)	3.8M	2,284	14.5M	9,145
Asset impairment (3)	-	-	0.6M	-
Lease expenses for vacated space (4)	0.2M	295	0.9M	1,630
Significant legal settlements (5)	-	7,100	-	37,100
Adjusted Operating Income -- Total Company	$35.0M - $36.0M	$33,973	$151.0M - $155.0M	$134,337

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2020 (8)	2019 (9)	2020 (8)	2019
Reported Earnings Per Diluted Share	$0.40	$(0.01)	$0.80	$0.34

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.02	-	0.02	-
Asset impairment (3)	-	-	0.01	-
Lease expenses for vacated space (4)	-	0.01	0.01	0.02
Significant legal settlements (5)	-	0.41	-	0.41
Total pre-tax adjustments	$0.02	$0.42	$0.04	$0.43
Tax effect of adjustments (6)	(0.01)	(0.02)	(0.02)	(0.03)
Tax effect of change in settlement deductibility (7)	-	(0.05)	-	(0.05)
Total adjustments after tax	0.01	0.35	0.02	0.35
Adjusted Earnings Per Diluted Share	$0.41	$0.34	$0.82	$0.69

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020 (8)	2019	2020 (8)	2019
Reported Earnings Per Diluted Share	$0.33 - $0.34	$0.25	$1.44 - $1.48	$0.97

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.01	-	0.04	-
Asset impairment (3)	-	-	0.01	-
Lease expenses for vacated space (4)	-	-	0.01	0.02
Significant legal settlements (5)	-	0.10	-	0.51
Total pre-tax adjustments	$0.01	$0.10	$0.06	$0.53
Tax effect of adjustments (6)	-	(0.02)	(0.02)	(0.13)
Tax effect of change in settlement deductibility (7)	-	0.02	-	-
Total adjustments after tax	0.01	0.10	0.04	0.40
Adjusted Earnings Per Diluted Share	$0.34 - $0.35	$0.35	$1.48 - $1.52	$1.37

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization amounts relate to definite-lived intangible assets associated with the Trident acquisition.

(3)	Asset impairment relates to a right of use asset for one of the Company’s vacated facilities for which the sublease income was deemed no longer recoverable.

(4)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.

(5)	Significant legal settlements relate to the FTC and Oregon arbitrations matters recorded during 2019.

(6)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(7)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million reflected during the fourth quarter of 2019 has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the second and third quarters of 2019. The impact of the non-deductibility was not proportionally reflected in the originally reported adjusted earnings per diluted share for the second and third quarters of 2019 which would have decreased by $0.05 and increased by $0.02, respectively. The second quarter and year to date ended June 30, 2019 as well as the third quarter of 2019 now reflect this adjustment. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(8)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

(9)

As a result of a reported net loss for the quarter ended June 30, 2019, potential common stock equivalents were excluded from the reported diluted common shares outstanding calculation. Due to the adjustments above resulting in a positive adjusted earnings per diluted share calculation, potential common stock equivalents were added to basic common shares outstanding to determine the dilutive share impact.

For the Quarter Ended June 30, 2019
Diluted common shares outstanding (shares in thousands)
Reported diluted common shares outstanding	70,105
Common stock equivalents	1,929
Adjusted diluted common shares outstanding	72,034